EXHIBIT 21.1
Subsidiaries of Fossil Group, Inc.
as of December 28, 2024

Name of Subsidiary	Place of Incorporation
Fossil Intermediate, Inc.	USA
Fossil Stores I, Inc.	USA
Fossil Canada, Inc.	Canada
Fossil Europe B.V.	the Netherlands
Fossil Japan, Inc	Japan
Fossil Holdings, LLC	USA
Fossil (Gibraltar) Ltd.	Gibraltar
Fossil International Holdings, Inc.	USA
Fossil (East) Limited	Hong Kong
Swiss Technology Holding GmbH	Switzerland
Fossil Trust	USA
Fossil Partners, L.P.	Texas
Fossil Mexico, S.A. de C.V.	Mexico
Servicios Fossil Mexico, S.A. de C.V.	Mexico
Fossil Luxembourg Sarl	Luxembourg
Pulse Time Center Company, Ltd.	Hong Kong
Fossil (Hong Kong) Ltd	Hong Kong
Fossil Singapore Pte. Ltd.	Singapore
FDT, Ltd.	Hong Kong
Fossil (Australia) Pty Ltd.	Australia
Fossil Time Malaysia Sdn. Bhd.	Malaysia
Fossil Industries Ltd.	Hong Kong
Fossil Trading (Shanghai) Company Ltd.	China
Fossil (Korea) Limited	Korea
Fossil India Private Ltd.	India
Fossil Asia Pacific Ltd.	Hong Kong
Fossil Commercial (Shanghai) Company Ltd.	China
Fossil Vietnam LLC	Vietnam
Fossil Commercial (Shenzhen) Co. Ltd.	China
Fossil (New Zealand) Limited	New Zealand
Pulse Time Center (Shenzhen) Co. Ltd.	China
Fossil (Macau) Limited	Macau
Fossil Europe GmbH	Germany
Fossil Italia, S.r.l.	Italy
Fossil S.L.U.	Spain
Fossil U.K. Holdings Ltd.	United Kingdom
FESCO GmbH	Germany
Fossil Switzerland GmbH	Switzerland

Fossil (Austria) GmbH	Austria
Fossil Sweden AB	Sweden
Fossil Stores Belgium BVBA	Belgium
Fossil Belgium BVBA	Belgium
Fossil Accessories South Africa Pty Ltd	South Africa
Fossil Poland Spolka ZOO	Poland
Fossil France SAS	France
Fast Europe Sarl	France
Fossil Norway AS	Norway
Fossil Denmark A/S	Denmark
Fossil Stores France SAS	France
Fossil Stores S.r.l.	Italy
Fossil U.K. Ltd.	United Kingdom
Montres Antima SA	Switzerland
In Time‑Distribuicao de Relogios, SUL	Portugal
Fossil Group Europe, GmbH	Switzerland
Swiss Technology Production SA	Switzerland
Latin America Services, Ltd	British Virgin Islands
Fossil Shared Services GmbH	Germany
Fossil Services LLC	USA
Fossil Global Services India LLP	India
Katchin GmbH	Switzerland
Katchin Inc	USA